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                        CONSENT OF INDEPENDENT AUDITORS


To the Shareholders and Board of Trustees of American Independence Funds Trust:

We consent to the use of our report dated December 21, 1999 for Money Market Fund (series of American Independence Funds Trust) incorporated by reference herein.

We also consent to the reference to our Firm under the headings "Financial Highlights" in the prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information.

                                                       KPMG LLP

Columbus, Ohio
June 30, 2000